Exhibit 10.3

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
PETRO RESOURCES CORPORATION
a DELAWARE corporation

_______________

Each of the undersigned, Donald L. Kirkendall and Allen R. McGee, hereby certifies that:

1.    He is the duly acting President and Secretary, respectively, of Petro Resources Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”).

2.    Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, said Board of Directors, at a regular meeting of the board of directors held on March 15, 2007, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series A Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1.    Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be 3,000,000. Each share of Series A Preferred Stock shall have a par value of $0.01 and a stated value equal to $3.00 (the “Stated Value”).

2.    Definitions. In addition to the terms defined elsewhere in this Certificate of Designations,  the following terms have the meanings indicated:

“Business Day” means any day other than Saturday, Sunday and any day on which banks are required or authorized by law to be closed in the State of Texas.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share.

“Common Stock Equivalents” means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, other instrument, or other subscription or purchase right with respect to Common Stock, that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” means $4.50, as adjusted from time to time in accordance with Section 15 hereof.

“Dividend Rate” means a percentage of the Stated Value per share, as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock, of 10% per annum, provided, that commencing on the one year anniversary of the Original Issue Date the percentage of the Stated Value per share shall be increased to 15% per annum.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board.

“Holder” means any holder of Series A Preferred Stock.

“Junior Securities” means the (i) Common Stock and all other equity or equity equivalent securities of the Corporation, and (ii) all equity or equity equivalent securities issued by the Corporation after the Original Issue Date that do not rank senior to or pari passu with the Series A Preferred Stock.

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence such Series A Preferred Stock.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture or other non-corporate business enterprise, limited liability company, joint stock company, trust, organization, business, labor union or government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.01 par value, of the Corporation, which is convertible into shares of Common Stock.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

3.    Voting Rights.

Except as otherwise required by law or hereunder, the Series A Preferred Stock shall vote together, and not separately as a class, with the Common Stock and all other shares of stock of the Corporation having general voting power. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no record date is established, at the date such vote is taken or the effective date of any written consent. Fractional votes of the holders of Series A Preferred Stock shall not, however, be permitted and fractional voting rights shall be (after aggregating all shares into which shares of Series A Preferred Stock held by each Holder could be converted) rounded to the nearest whole number (with one-half being rounded upward). Holders of Series A Preferred Stock shall be entitled to notice of any stockholders meetings in accordance with the Bylaws of the Corporation, as if such Holders owned shares of Common Stock.

Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of more than 50% of the outstanding shares of the Series A Preferred Stock shall be necessary to (1) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any additional shares of Series A Preferred Stock or any shares of capital stock of the Corporation having any right, preference or priority ranking senior to or pari passu with Series A Preferred Stock, (2) authorize, adopt or approve any amendment to the Certificate of Incorporation, the Bylaws or this Certificate of Designations that would increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or alter or change the powers, preferences or rights of any other capital stock of the Corporation if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock, (3) amend, alter or repeal the Certificate of Incorporation, the Bylaws or this Certificate of Designations so as to affect the shares of Series A Preferred Stock adversely, including in connection with a merger, recapitalization, reorganization or otherwise, (4) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of capital stock of the Corporation having any right, preference or priority ranking senior to or pari passu with Series A Preferred Stock or (5) pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities whether in cash, obligations or shares of Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or any such warrants, rights, calls or options.

4.    Dividends.

(a)    Holders shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends on the Series A Preferred Stock at the Dividend Rate per share. Dividends on the Series A Preferred Stock shall accrue daily commencing as of the Original Issue Date at the Dividend Rate then in effect, and shall be deemed to accrue from the Original Issue Date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends on the Series A Preferred Stock shall (i) be calculated on the basis of a 360-day year, and (ii) be payable quarterly in arrears commencing on June 30, 2007 and thereafter on each June 30, September 30, December 31 and March 31, except if such date is not a Business Day, such dividend shall be payable on the next succeeding Business Day (each, a “Dividend Payment Date”).

(b)    The Corporation may pay required dividends (i) in cash or (ii) in shares of Series A Preferred Stock. In the event that the Corporation elects to pay dividends in shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock to be issued to each Holder in respect of such dividend shall be determined by dividing the total dividend then payable to such Holder by the Stated Value, and rounding up to the nearest whole share, and the Corporation shall, on or before the fifth Business Day following the applicable Dividend Payment Date, issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Series A Preferred Stock to which the Holder shall be entitled. Notwithstanding any other provision of this Certificate of Designations, the Corporation shall not be entitled to pay dividends by issuing Series A Preferred Stock unless the Company has obtained stockholder approval, if required, for the issuance in accordance with the applicable rules and regulations of the Eligible Market.

(c)    Except as authorized in accordance with Section 3, so long as any Series A Preferred Stock is outstanding, the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities whether in cash, obligations or shares of Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or any such warrants, rights, calls or options.

5.    Registration of Series A Preferred Stock. The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual written notice to the contrary from the registered Holder.

6.    Registration of Transfers. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such shares to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

7.    Liquidation.

(a)    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the Stated Value for each share of Series A Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all accrued and unpaid dividends on such Series A Preferred Stock as of the date of such event, or (y) the amount payable per share of Common Stock which such Holder of Series A Preferred Stock would have received if such Holder had converted to Common Stock immediately prior to the Liquidation Event all of the shares of Series A Preferred Stock then held by such Holder together with all accrued but unpaid dividends on such Series A Preferred Stock as of the date of such event (the “Series A Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full Series A Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series A Preferred Stock in proportion to the aggregate Series A Stock Liquidation Preference that would otherwise be payable to each of such Holders. Such payment shall constitute payment in full to the holders of the Series A Stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series A Preferred Stock, so as to be immediately available for such payment, such holders of Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation. The sale of all or substantially all of the assets of the Corporation, or merger, tender offer or other business combination to which the Corporation is a party in which the voting stockholders of the Corporation prior to such transaction do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Corporation or resulting entity shall, for the purposes of this Certificate of Designations, be deemed to be a Liquidation Event.

(b)    In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 7, if assets or surplus funds remain in the Corporation, the holders of the Junior Securities shall share in all remaining assets of the Corporation, in accordance with the General Corporation Law of Delaware and the Certificate of Incorporation of the Corporation, as amended.

8.    Conversion. At the option of any Holder from time to time, all or any portion of the Series A Preferred Stock held by such Holder may be converted into Common Stock based on the Conversion Price then in effect for such Series A Preferred Stock. A Holder may convert Series A Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation (i) a Conversion Notice, in the form attached hereto as Exhibit “A”, appropriately completed and duly signed, and (ii) the original certificate(s) evidencing the Series A Preferred Stock being converted. The date any such Conversion Notice and original certificate(s) are delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

9.    Mechanics of Conversion.

(a)    The number of Underlying Shares issuable upon any conversion of a share of Series A Preferred Stock hereunder shall equal (i) the Stated Value of such share of Series A Preferred Stock to be converted (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), divided by the Conversion Price on the Conversion Date, plus (ii) the amount of any accrued but unpaid dividends on such share of Series A Preferred Stock through the Conversion Date, divided by the Conversion Price on the Conversion Date.

(b)    Upon conversion of any share of Series A Preferred Stock, the Corporation shall promptly (but in no event later than three Business Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date. Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series A Preferred Stock. Subject to the request of the Holder and provided that (a) a registration statement covering the resale of the Underlying Shares, and which names the Holder as a selling shareholder, is effective under the Securities Act and (b) the Holder confirms its agreement to comply with the prospectus delivery requirements of the Securities Act with respect to such Underlying Shares, the Company will instruct The Depository Trust Corporation (“DTC”) to credit the Underlying Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system.

10.   Redemption Rights.

(a)    Optional Redemption. At any time after the Original Issue Date, the Corporation shall have the right to repurchase (an “Optional Redemption”) all or any portion of the then outstanding shares of Series A Preferred Stock at a price equal to the Stated Value (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock) of such shares of Series A Preferred Stock, plus all accrued but unpaid dividends thereon to the date of payment (the “Redemption Price”), in cash.

(b)    Mandatory Redemption. (i) On October 2, 2008 (the “Mandatory Redemption Date”), the Corporation shall repurchase all of the outstanding shares of Series A Preferred Stock at the Redemption Price, in cash (the “Mandatory Redemption”).

(c)    Early Redemption. To the extent that from time to time following the initial issuance of Series A Preferred Stock the Corporation issues or sells equity securities at a price per share of $3.00 or more (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) or issues or sells Common Stock Equivalents with a price per share for which one share of Common Stock is issuable upon the exercise, conversion or exchange of any Common Stock Equivalents of $3.00 or more, resulting in net proceeds to the Corporation in excess of $45,000,000 in the aggregate for all such issuances, then the Corporation shall use 50% of any net proceeds in excess of $45,000,000 to redeem as many outstanding shares of Series A Preferred Stock at the Redemption Price, as equal such excess proceeds (an “Early Redemption”). For purposes of this Section 10(c), the “price per share for which one share of Common Stock is issuable upon the exercise, conversion or exchange” shall equal the sum of the highest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock (i) upon the issuance, grant or sale of the Common Stock Equivalents, (ii) upon exercise, conversion or exchange of the Common Stock Equivalents, or (iii) upon conversion or exchange or exercise of any Common Stock Equivalents issuable upon the exercise of a Common Stock Equivalent.

(d)    Notice. The Corporation must deliver notice of an Optional Redemption or Early Redemption to the Holders at least thirty calendar days prior to the date of such Optional Redemption (the “Optional Redemption Date”) or Early Redemption (the “Early Redemption Date”). Such notice shall state the date of the Optional Redemption Date or Early Redemption Date (as applicable), the Redemption Price, the number of shares of Series A Preferred Stock to be redeemed, and that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed. Upon receipt of notice of an Optional Redemption or an Early Redemption, each Holder shall have the option to convert any Series A Preferred Stock held by such Holder into Common Stock, in accordance with Sections 8 and 9 hereof, at any time within thirty calendar days of receipt of such notice.

(e)    Mechanics of Redemption. Upon receipt of payment of the Redemption Price by the Holders of Series A Preferred Stock in the event of an Optional Redemption, a Mandatory Redemption or an Early Redemption, each Holder will deliver the certificate(s) evidencing the Series A Preferred Stock to be redeemed by the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof. At any time on or prior to the Optional Redemption Date, the Mandatory Redemption Date or the Early Redemption Date, the Holders may convert any or all of the shares of Series A Preferred Stock, and the Corporation shall honor any such conversions in accordance with the terms hereof.

11.   Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock; provided, that the Holders vote such shares in favor of any such action that requires a vote of stockholders.

12.   Charges, Taxes and Expenses. The issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued upon conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Series A Preferred Stock in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

13.   Replacement Certificates. If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

14.   Reservation of Underlying Shares. The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series A Preferred Stock (taking into account the adjustments of Section 14), free from preemptive rights or any other contingent purchase rights of persons other than the Holder.

15.   Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 15.

(a)    Stock Dividends and Splits. If the Corporation, at any time while any shares of Series A Preferred Stock are outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately following the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately following the close of business on the effective date of such subdivision or combination.

(b)    Fundamental Transactions. Without limiting the provisions of Section 7 hereof, if, at any time while any shares of Series A Preferred Stock are outstanding, (i) the Corporation effects any merger of the Corporation into or consolidation of the Corporation with another Person, (ii) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, or (iii) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 15(a) above) (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of Series A Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the record holder of such Underlying Shares immediately prior to such record date (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a manner reasonably acceptable to the holders of more than 50% of the outstanding shares of Series A Preferred Stock reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 15 and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)    Calculations. All calculations under this Section 15 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d)    Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 15, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder.

(e)    Notice of Corporate Events. If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any subsidiary, or (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Liquidation Event or Fundamental Transaction then the Corporation shall deliver to each Holder a notice which shall specify (A) the record date for the purposes of such dividend, distribution of cash, securities or property or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of cash, securities or other property or vote of the stockholders is to be determined, (B) the date on which such Liquidation Event or Fundamental Transaction is expected to become effective, and (C) the material terms and conditions of such transaction, at least ten Business Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Corporation will take all steps reasonably necessary in order to insure that each Holder is given the practical opportunity to convert its Series A Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

16.   Fractional Shares. The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares upon conversion of Series A Preferred Stock. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of Series A Preferred Stock, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

17.   Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 3:30 p.m. (Houston time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 3:30 p.m. (Houston time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 5100 Westheimer, Suite 200, Houston, Texas 77056, facsimile: (713) 968-9283, attention Chief Executive Officer, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

18.   Dispute Resolution. In the case of a dispute as to the determination of the fair value of consideration other than cash or securities, or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Corporation shall, as soon as practicable upon discovery, and following a good faith effort to resolve the dispute with the Holder, submit (a) the disputed determination of the fair value of consideration other than cash or securities to an independent, reputable investment bank selected by the Corporation or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Corporation’s independent, outside accountant. The Corporation, at the Corporation’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

19.   Miscellaneous.

(a)    The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b)    No provision of this Certificate of Designations may be amended, except in a written instrument signed by the Company and Holders of at least 60% of the shares of Series A Preferred Stock then outstanding.

(c)    The Series A Preferred Stock is (i) senior to all other equity interests in the Company outstanding as of the Original Issue Date in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise and (ii) will be senior to all other equity or equity equivalent securities issued by the Corporation after the Original Issue Date.

(d)    Any of the rights of the Holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote of Holders of more than 50% of the shares of Series A Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed as of this 27th day of March, 2007.

PETRO RESOURCES CORPORATION

By: /s/ Donald L. Kirkendall
Donald L. Kirkendall, President

By: /s/ Allen R. McGee
Allen R. McGee, Secretary

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder

in order to convert shares of Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, $0.01 par value (the “Common Stock”), of Petro Resources Corporation, a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

__________________________________________________________
Date to Effect Conversion

__________________________________________________________
Number of shares of Series A Preferred Stock owned prior to Conversion

__________________________________________________________
Number of shares of Series A Preferred Stock to be Converted

__________________________________________________________
Stated Value of shares of Series A Preferred Stock to be Converted

__________________________________________________________
Number of shares of Common Stock to be Issued

__________________________________________________________
Applicable Conversion Price

__________________________________________________________
Number of shares of Series A Preferred Stock subsequent to Conversion

__________________________________________________________
Name of Holder
By: _______________________________________________________________
Name: _____________________________________________________________
Title: ______________________________________________________________